                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-47068

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as a new selling holder in the appropriate alphabetical location:

                                                                NUMBER
                                                                  OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
Bear Stearns Securities Corp(1).............................    70,500

                            ------------------------

                  Prospectus Supplement dated January 3, 2001

------------------------
(1)As record owner for Highbridge Capital Corporation, the beneficial owner.